Exhibit 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 21, 2002, included in Xcel Energy Inc.’s previously filed Registration Statement on Form S-8 No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan); Registration Statement on Form S-8 No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan); Registration Statements on Form S-3 No. 333-00415 and 333-91497 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan); Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan); Registration Statements on Form S-8 No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan); Registration Statement on Form S-8 No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan); Registration Statement on Form S-8 No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Non-Bargaining Unit Employees); Registration Statement on Form S-8 No. 333-48590 (relating to the Xcel Energy Omnibus Incentive Plan); Registration Statement on Form S-3 No. 333-46842 (relating to the Xcel Energy $1,000,000,000 Principal Amount of Debt Securities); Registration Statement on Form S-3 No. 333-36270 (relating to the Xcel Energy Direct Purchase Plan); Registration Statement on Form S-3 No. 333-35482 (relating to the acquisition of Natrogas, Inc.) and Registration Statement on Form S-3 No. 333-84264 (relating to the NRG Energy, Inc. Tender Offer). It should be noted that we have not audited any financial statements of Xcel Energy Inc. subsequent to Dec. 31, 2001, or performed any audit procedures subsequent to the date of our report.

/s/  ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Minneapolis, Minnesota
March 29, 2002.